AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 7, 2001

                                               REGISTRATION NO. 333-____________



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                      RUBBER TECHNOLOGY INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                         (State or Other Jurisdiction of
                         Incorporation or Organization)


                                   88-0370454
                                (I.R.S. Employer
                               Identification No.)

                            3185 E. Washington Blvd.
                              Los Angeles, CA 90023
          (Address of Principal Executive Offices, Including Zip Code)
                              ____________________

                      Consulting Agreements (937,500 shares)
                Legal Services Agreement (Up to 1,000,000 shares)
                            (Full Title of the Plans)
                              ____________________

                                  Trevor Webb
                                   President
                            3185 E. Washington Blvd.
                              Los Angeles, CA 90023
                                 (323) 268-6842
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                             M. Richard Cutler, Esq.
                                Cutler Law Group
                       610 Newport Center Drive, Suite 800
                         Newport Beach, California 92660
                                 (949) 719-1977

                         CALCULATION OF REGISTRATION FEE

Title of Securities      Amount to be         Proposed Maximum            Proposed Maximum           Amount of
to be Registered          Registered     Offering Price per Share(1)   Aggregate Offering Price   Registration Fee
-----------------------  -------------  ----------------------------  -------------------------  -----------------
Common Stock (2),
par value $0.0001          1,937,500               $0.035                     $67,812.50               $ 16.95
-----------------------  -------------  ----------------------------  -------------------------  -----------------
TOTAL REGISTRATION FEE                                                                                 $ 16.95

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c). Based on the average of the high and low bid price of the Company's common stock on December 4, 2001 which was $0.035.

(2) Represents up to 1,937,500 shares of common to be issued to certain consultants.

                                     PART I

INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

RTEK  will  send  or  give the documents containing the information specified in
Part 1 of Form S-8 to employees or consultants as specified by Securities and Exchange Commission Rule 428 (b) (1) under the Securities Act of 1933, as amended (the "1933 Act"). RTEK does not need to file these documents with the commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.


                                    PART  II

     INFORMATION  NOT REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

(i) The registrant's Annual Report on Form 10-KSB/A for the fiscal year ended November 30, 2000, filed with the Commission on March 16, 2001;

(ii) The Registrant's Quarterly Report on Form 10-QSB/A for the quarter ended February 28, 2001, filed with the Commission on July 6, 2001;

(iii) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended May 31, 2001, filed with the Commission on July 16, 2001;

(iv) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended August 31, 2001, filed with the Commission on October 15, 2001;

(v) All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Cutler Law Group, counsel to the Company.

     M. Richard Cutler, the sole shareholder of Cutler Law Group, PC, holds 129,400 shares of the Company's Common Stock, exclusive of the shares contained in this registrations statement.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not applicable

ITEM  8.     EXHIBITS

Exhibit  No.      Description
-----------       -----------

3.1*              Articles of Incorporation (Incorporated by reference)
3.2*              Bylaws of the Company (Incorporated by reference)
5.1               Opinion of Cutler Law Group with respect to legality of the securities  of  the  Registrant  being  registered
10.1              Letter Agreement with Cutler Law Group
10.2              Letter Agreement with Marc Blackburn
10.3              Letter Agreement with Robert Zwierlen
23.1              Consent of Cutler Law Group (contained in opinion to be filed as  Exhibit  5.1)
23.2              Consent of John P. Semmens, CPA

_________________
* Previously filed

ITEM  9.     UNDERTAKINGS.

     (a)     The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 6, 2001.


                                 Rubber  Technology  International,  Inc.

                                 /s/  Trevor Webb
                                 --------------------------
                                 By:  Trevor Webb
                                 President and Chief Executive Officer

                                 /s/  Fred Schmidt
                                 --------------------------
                                 By:  Trevor Webb
                                 Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on December 6, 2001.



/s/  Trevor Webb                 President, Chief Executive Officer and Director
-----------------------
Trevor Webb


/s/  Thomas Reichman             Vice President and Director
-----------------------
Thomas Reichman


/s/  Terrence Burke              Director
-----------------------
Terrence Burke